PRICING SUPPLEMENT NO. 157                                      Rule 424(b)(3)
DATED: August 25, 1998                                     File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B
            With Minimum Maturity of Nine Months from Date of Issue


Principal Amount:               Floating Rate Notes        Book Entry Notes

$30,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes

August 27, 1998                 [_]                        [_]

Maturity Date:                  CUSIP#: 073928 EV 1

August 27, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
-------------            --------                -------            --------
N/A                      N/A                     N/A                N/A



Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]     Commercial Paper Rate              Minimum Interest Rate: N/A

[_]     Federal Funds Rate                 Interest Reset Date(s): *

[_]     Treasury Rate                      Interest Reset Period: Monthly

[_]     LIBOR Reuters                      Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                         Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: 5.61453%


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%
-----------------------------------




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*     The 27th of each month.

**    The 27th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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